Exhibit 99.2


                     ALIGN-RITE INTERNATIONAL

                CONSOLIDATED FINANCIAL STATEMENTS

                        TABLE OF CONTENTS

                                                        PAGE
                                                        ----

Consolidated Balance Sheet
at March 31, 2000 (unaudited)                             2

Consolidated Statement
of Income for the year ended March 31, 2000
(unaudited)                                               3

Consolidated Statement
of Cash Flows for the year ended March 31, 2000
(unaudited)                                               4

               Align-Rite International and Subsidiaries
                Consolidated Balance Sheet (unaudited)
                         (dollars in thousands)

                              March 31, 2000

Assets
------
Current Asset:
  Cash and cash equivalents                             $  5,278
  Accounts receivable (less allowance
   of $401 for doubtful accounts)                          8,660
  Inventories                                              3,853
  Deferred income taxes                                      801
  Other current assets                                       239
                                                        --------
  Total current assets                                    18,831

Property, plant and equipment, net                        69,793
Intangible assets, net                                     8,144
Other assets                                               1,659
                                                        --------
                                                        $ 98,427
                                                        ========

Liabilities and Shareholders' Equity
------------------------------------
Current liabilities:
 Accounts payable                                          6,589
 Other accrued liabilities                                 2,607
                                                        --------
 Total current liabilities                                 9,196

Long-term debt                                            30,000
Deferred income taxes                                      5,657
Other liabilities                                          5,718
                                                        --------
 Total liabilities                                        50,571
                                                        --------
Commitments and contingencies

Shareholders' equity:
 Common stock                                                 47
 Additional paid-in capital                               20,229
 Retained earnings                                        27,534
 Accumulated other comprehensive gain                         46
                                                        --------
  Total shareholders' equity                              47,856
                                                        --------
                                                        $ 98,427
                                                        ========

              Align-Rite International and Subsidiaries
           Consolidated Statement of Earnings (unaudited)
                      (dollars in thousands)

                 For the Year Ended March 31, 2000


Net Sales

Costs and expenses:                                     $ 58,467

 Cost of sales                                            41,018

 Selling, general and administrative                       9,543

 Research and development                                  1,190
                                                        --------
  Operating income                                         6,716

Other income and expense:

 Interest income                                             128

 Interest expense                                         (1,464)

 Other income, net                                           (94)
                                                        --------
Income before income taxes                                 5,286

Provision for income taxes                                 1,850
                                                        --------
 Net income                                             $  3,436
                                                        ========
Earnings per share:

 Basic                                                  $   0.74
                                                        ========
 Diluted                                                $   0.69
                                                        ========
Weighted average number of
 common shares outstanding:

 Basic                                                     4,641
                                                        ========
 Diluted                                                   4,954
                                                        ========

               Align-Rite International and Subsidiaries
            Consolidated Statement of Cash Flows (unaudited)
                          (dollars in thousands)

                    For the Year Ended March 31, 2000


Cash flows from operating activities:
Net income                                              $ 3,436
Adjustments to reconcile net income to net cash
 provided by operating activities:
    Depreciation and amortization of
     property, plant & equipment                          7,783
    Deferred income taxes                                    91
    Other                                                   233
    Changes in assets and liabilities, net of
     effect of acquisitions:
      Accounts receivable                                (1,618)
      Inventories                                          (779)
      Other current assets                                 (492)
      Accounts payable and accrued liabilities           (6,070)
                                                        -------
Net cash provided by operating activities                 2,584
                                                        -------
Cash flows from investing activities:
 Acquisitions of and investments in photomask
  operations                                            (13,525)
 Deposits on and purchases of property,
  plant and equipment                                   (15,464)
                                                        -------
Net cash used in investing activities                   (28,989)
                                                        -------
Cash flows from financing activities:
 Borrowings under revolving credit facility              24,800
 Proceeds from issuance of common stock                     563
                                                        -------
Net cash provided by financing activities                25,363
                                                        -------
Effect of exchange rate changes on cash flows                (8)
                                                        -------
Net (decrease) in cash and cash equivalents              (1,050)
Cash and cash equivalents at beginning of year            6,328
                                                        -------
Cash and cash equivalents at end of year                $ 5,278
                                                        =======